UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 23, 2013, Blackbaud, Inc. (the “Company”) issued a press release reporting certain preliminary unaudited financial results for the quarter ended December 31, 2012. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2013, the Company announced that Marc Chardon will step down as the Company’s President and Chief Executive Officer and a director at the end of 2013, or earlier if a successor is appointed.

At such time, Mr. Chardon will be eligible to receive the following separation benefits as more fully set forth in, and subject to him signing, the separation and release agreement attached as an exhibit to his employment agreement dated January 28, 2010, as amended December 13, 2011: (i) 24 months base salary, (ii) a pro rata share of his cash bonus, (iii) 18 months continuation of benefits, and (iv) 12 months of accelerated vesting of equity awards.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press release dated January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: January 23, 2013	/s/ Anthony W. Boor
Anthony W. Boor,
Senior Vice President and Chief Financial Officer